PRESS RELEASE

Juniata Valley Financial Corp. Approves Share Repurchase Program

Mifflintown, PA –September 19, 2008— Francis J. Evanitsky, President and Chief Executive Officer of Juniata Valley Financial Corp. (OTC BB: JUVF), announced that the Board of Directors has authorized the repurchase of an additional 200,000 shares of its common stock through its Share Repurchase Program (“Program”). The newly authorized shares are an addition to the18,536 shares remaining to be purchased under previously approved repurchases within the Program. Repurchases will be funded from Juniata Valley’s working capital. The Program will remain authorized until all approved shares are repurchased, unless terminated by the Board of Directors.

The Juniata Valley Bank, principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with twelve community offices located in Juniata, Mifflin, Perry and Huntingdon Counties. In addition, Juniata Valley owns 39.16% of the First National Bank of Liverpool, which it carries under the equity method of accounting. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. common stock trades over the counter under the symbol JUVF.OB.

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata Valley is making forward-looking statements. Such information is based on Juniata Valley’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this “forward looking” information. Juniata Valley undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. Many factors could affect future financial results including, without limitation changes in interest rates and their impact on the level of deposits, loan demand and value of loan collateral, increased competition from other financial institutions, market value deterioration in the financial services sector, governmental monetary policy, legislation and changes in banking regulations, risks associated with the effect of opening a new branch, the ability to control costs and expenses, and general economic conditions.

For a more complete discussion of certain risks and uncertainties affecting Juniata Valley, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata Valley’s filings with the Securities and Exchange Commission.